Exhibit 3.4

BY-LAWS

OF

MURPHY OIL USA, INC.

(a Delaware corporation)

(AS AMENDED December 31, 1992)

ARTICLE I.

Offices.

Section 1. Offices. MURPHY OIL USA, INC., (hereinafter called the “Company”) may have, in addition to its principal office in Delaware, a principal or other office or offices at such place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be necessary or appropriate for the conduct of the business of the Company.

ARTICLE II.

Meetings of Stockholder.

Section 1. Place of Meetings. The annual meeting of the stockholders shall be held in the City of El Dorado, State of Arkansas, at the place therein determined by the Board of Directors and stated in the notice thereof, and other meetings of the stockholders may be held at such place or places, within or without the State of Delaware, as shall be fixed by the Board of Directors and stated in the notice thereof.

Section 2. Annual Meetings. The annual meeting of the stockholders for the election of Directors and the transaction of such other business as may come before the meeting shall be held in each year on the fourth Tuesday in April. If this date shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

Section 3. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the President or by order of the Board of Directors and shall be called by the President or the Secretary upon the written request of stockholders holding of record at least a majority of the outstanding shares of stock of the company entitled to vote at such meeting. Such written request shall state the purpose or purposes for which such meeting is to be called.

Section 4. Notice of Meetings. Except as otherwise expressly required by law, written notice of each meeting of stockholders, whether annual or special, shall be given at least 10 days before the date on which the meeting is to be held to each stockholder of record entitled to vote thereat by delivering a notice thereof to him personally, or by mailing such notice in a postage prepaid envelope directed to him at his address as it appears on the books of the Company, unless he shall have filed with the Secretary of the Company a written request that notices intended for him be directed to another address, in which case such notice shall be directed to him at the address designated in such request. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy; and if any stockholder shall in person or by attorney thereunto authorized, in writing or by telegraph, cable, radio or wireless and confirmed in writing, waive notice of any meeting of the stockholders, whether prior to or after such meeting, notice thereof need not be given to him. Notice of any adjourned meeting of the stockholders shall not be required to be given except where expressly required by law.

Section 5. Quorum. At each meeting of the stockholders the “holders of record of a majority of the issued and outstanding stock of the Company entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum for the transaction of business except where otherwise provided by law, the Certificate of Incorporation or these By-laws. In the absence of a quorum, any officer entitled to preside at or act as Secretary of such meeting, shall have the power to adjourn the meeting from time to time until a quorum shall be constituted. At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called.

Section 6. Voting. At every meeting of stockholders each holder of record of the issued and outstanding stock of the Company entitled to vote at such meeting shall be entitled to one vote in person or by proxy for each such share of stock registered in his name on the books of the Company, but no proxy shall be voted after three years from its date unless the proxy provides for a longer period. Shares of its own capital stock belonging to the Company directly or indirectly shall not be voted upon directly or indirectly. At all meetings of the stockholders, a quorum being present, all matters shall be decided by majority vote of those present in person or by proxy, except as otherwise required by the laws of the State of Delaware or the Certificate of Incorporation. The vote thereat on any question need not be by ballot unless required by the laws of the State of Delaware.

ARTICLE III.

Board of Directors.

Section 1. General Powers. The property, business and affairs of the Company shall be managed by a Board of Directors.

Section 2. Number and Term of Office. The number of Directors shall be six, but may from time to time be increased or diminished to not less than three by amendment of these By-laws. Directors need not be stockholders. Each Director shall hold office until the annual meeting of the stockholders next following his election and until his successor shall have been elected and shall qualify, or until his death, resignation or removal.

Section 3. Quorum and Manner of Acting. Unless otherwise provided by law the presence of three members of the Board of Directors shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of the Directors, a quorum being present, all matters shall be decided by the affirmative vote of a majority of the Directors present, except as otherwise required by the laws of the State of Delaware.

Section 4. Place of Meetings, etc. The Board of Directors may hold its meetings and keep the books and records of the Company at such place within or without the State of Delaware as the Board may from time to time determine.

Section 5. Annual Meeting. Promptly after each annual meeting of stockholders for the election of Directors and on the same day, the Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. Such meeting may be held at any other time or place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all Directors.

Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. After there has been such determination and notice thereof has been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

Section 7. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the President or a majority of the Directors. Notice of each such meeting shall be mailed to each Director, addressed to him at his residence or usual place of business, at least seven days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable, radio or wireless, or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held. Each such notice shall state the time and place of the meeting but need not state the purposes thereof. Notice of any meeting of the Board of Directors need not be given to any Director, however, if waived by him in writing or by telegram, cable, radio or wireless and confirmed in writing whether before or after such meeting to be held, or if he shall be present at such meeting. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all the Directors then in office shall be present thereat.

Section 8. Resignation. Any Director of the Company may resign at any time by giving written notice to the President or the Secretary of the Company. The resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9. Removal. Any Director may be removed at any time, either with or without cause, by the affirmative vote of the holders of record of a majority of the issued and outstanding stock of the Company entitled to vote thereon, given at a special meeting of the stockholders called for that purpose. The vacancy in the Board of Directors caused by any such removal may be filled by the stockholders at such meeting.

Section 10. Vacancies. Any vacancy that shall occur in the Board of Directors by reason of death, resignation, disqualification or removal or any other cause whatever, unless filled as provided in Section 9 hereof, shall be filled by the majority vote of the Directors then in office, although less than a quorum. If the Board of Directors shall determine to increase the number of Directors, the additional Directors may be elected by a majority of the Directors then in office, though less than a quorum.

Section 11. Compensation of Directors. The Directors shall be entitled to be reimbursed for any expenses paid by them on account of attendance at any regular or special meeting of the Board of Directors, and the Board may provide that the Company shall pay each Director such compensation for his services as such as may be fixed by resolution of the Board. Nothing herein contained shall be construed to preclude any Director from serving the Company or any subsidiary thereof in any other capacity and receiving compensation therefore.

ARTICLE IV.

Officers.

Section 1. Number. The principal officers of the Company shall be a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer, a Secretary, and a Controller. No officers, except the Chairman of the Board and the President need be Directors. One person may hold the offices and perform the duties of any two or more of said offices.

Section 2. Election and Term of Office. The principal officers of the Company shall be chosen annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his successor shall have been duly chosen and shall qualify, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3. Subordinate Officers. In addition to the principal officers enumerated in Section 1 of this Article IV, the Company may have one or more Assistant Treasurers, one or more Assistant Secretaries, one or more Assistant Controllers, and such other officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period, have such authority, and perform such duties as the Board or the President may from time to time determine. The Board of Directors may delegate to any principal office the power to appoint and to remove any such subordinate officers, agents or employees.

Section 4. Removal. Any officer may be removed, either with or without cause, at any time, by resolution adopted by the Board of Directors at any regular meeting of the Board or at any special meeting of the Board called for the purpose at which a quorum is present.

Section 5. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6. Vacancies. A vacancy in any office may be filled for un-expired portion of the term in the manner prescribed in these By-laws for election or appointment to such office for such term.

Section 7. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and directors at which he may be present. In general, he shall perform all duties incident to the office of the Chairman of the Board as herein defined and all such other duties as from time to time may be assigned to him by the Board of Directors.

Section 8. President. The President shall be the chief executive officer of the Company and as such shall have general supervision of the affairs of the Company, subject to the control of the Board of Directors. He shall preside at all meetings of stockholders and at all meetings of the Board of Directors. He may enter into any contract or execute and deliver any instrument in the name and on behalf of the Company, except in cases in which the authority to enter into such contract or execute and deliver such instrument, as the case may be, shall be otherwise expressly delegated. In general, he shall perform all duties incident to the office of President, as herein defined, and all such other duties as from time to time may be assigned to him by the Board of Directors.

Section 9. Vice Presidents. The Senior Vice Presidents, and the remaining Vice Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, shall in the absence or disability of the President, perform the duties and exercise the powers of such office. The Senior Vice Presidents, and the remaining Vice Presidents, shall perform such other duties and have such other powers as from time to time may be assigned to them by the President or the Board of Directors.

Section 10. Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Company and shall deposit all such funds in the name of the Company in such banks or other depositaries as shall be selected by the Board of Directors. He shall exhibit at all reasonable times his books of account and records to any of the directors of the Company upon application during business hours at the office of the Company where such books and records shall be kept; when requested by the Board of Directors shall render a statement of the condition of the finances of the Company at any meeting of the Board or at the annual meeting of stockholders; shall receive, and give receipt for, moneys due and payable to the Company from any source whatsoever; and in general, shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by him by the President or the Board of Directors. The Treasurer shall give bond for the faithful discharge of his duties as the Board of Directors may require.

Section 11. Secretary. The Secretary, if present, shall act as Secretary at all meetings of the Board of Directors arid of the stockholders and keep the minutes thereof in a book or books to be provided for that purpose; shall see that all notices required to be given by the Company are duly given and served; shall have charge of the stock records of the Company; shall see that all reports, statements and other documents required by law are properly kept and filed; and in general, shall perform all the duties incident to the office of Secretary and other duties as from time to time may be assigned to him by the President or the Board of Directors.

Section 12. Controller. The Controller shall be in charge of the accounts of the Company and shall perform such duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 13. Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors, and the salaries of any other officers may be fixed by the President.

ARTICLE V.

Shares and Their Transfer.

Section 1. Certificate for Stock. Every stockholder of the Company shall be entitled to a certificate or certificates, to be in such form as the Board of Directors shall prescribe, certifying the number of shares of the capital stock of the Company owned by him.

Section 2. Stock Certificate Signature. The certificate for the respective classes of such stock shall be numbered in the order in which they shall be issued and shall be signed by, or in the name of the Company by, the President or any Senior Vice President, or any Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and the seal of the Company shall be affixed thereto.

Section 3. Stock Ledger. A record shall be kept by the Secretary or by any other officer, employee or agent designated by the Board of Directors of the name of the person, firm, or corporation holding the stock represented by such certificates, the number of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation the respective dates of cancellation.

Section 4. Cancellation. Every certificate surrendered to the Company for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled.

Section 5. Transfer of Stock. Transfers of shares of the capital stock of the Company shall be made only on the books of the Company by the registered holder thereof or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Company shall be deemed the owner thereof for all purposes as regards the Company; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if both the transferor and transferee request the Company to do so.

Section 6. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with the Certificate of Incorporation or these By-laws, concerning the issue, transfer and registration of certificates for shares of the stock of the Company. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

Section 7. Fixing of Record Date. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

ARTICLE VI.

Miscellaneous Provisions

Section 1. Corporate Seal. The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall bear the name of the Company and words and figures showing that it was incorporated in the State of Delaware in the year 1967. The Secretary shall be the custodian of the seal. The Board of Directors may authorize a duplicate seal to be kept and used by any other officer.

Section 2. Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the Board of Directors.

Section 3. Voting of Stocks Owned by the Company. The Board of Directors may authorize any person in behalf of the Company to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation in which the Company may hold stock.

Section 4. Dividends. Subject to the provisions of the certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Company as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Company available for dividends such sum or sums as the Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends of for such other purposes as the Directors shall deem conducive to the interests of the Company.

ARTICLE VII.

Indemnification of Officers, Directors, Employees and Agents; Insurance

Section 1. Indemnification.

(a) The Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) and, except for an action by or in the right of the Company, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceedings, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Except for an action by or in the right of the Company, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. With respect to an action by or in the right of the Company, no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(b) To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (1) or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually paid and reasonably incurred by him in connection therewith.

(c) Any indemnification under subsection (a) (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (a) Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

(d) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the board of Directors in the manner provided in subsection (c) upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in this section.

(e) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in their official capacities and as to action in other capacities while holding such offices, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 2. Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of either the General Corporation law of the State of Delaware or of these By-laws.

ARTICLE VIII.

Amendments

The By-laws of the Company may be altered, amended or repealed either by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote in respect thereof and represented in person or by proxy at any annual or special meeting of the stockholders, or by the affirmative vote of a majority of the Directors then in office given at any regular or special meeting of the Board of Directors, provided that notice of the proposal so to alter or repeal or to make such By-laws be included in the notice of such meeting of the stockholders or the Board, as the case may be. By-laws, whether made or altered by the stockholders or by the Board of Directors, shall be subject to alteration or repeal by the stockholders as in this Article provided.